As filed with the Securities and Exchange Commission
                            on July 28, 2006

                        Registration No. ____________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               Form S-3
                         REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                         UNITED MORTGAGE TRUST
                (Exact Name of Registrant as Specified
                     in its Governing Instruments)


                         1702 N Collins Blvd.
                             Suite 100
                         Richardson TX 75080
                           (214) 237-9305
             (address and telephone number of Registrant's
                     Principal Executive offices)


                        Christine A. Griffin
                        United Mortgage Trust
                        1702 N Collins Blvd.
                            Suite 100
                         Richardson, Texas 75080
               (Name and Address of Agent for Service)

                            Copy to:

                      Robert A. Hudson, Esq.
                          Butzel Long
                       150 West Jefferson
                           Suite 100
                     Detroit, Michigan 48226
                         (313) 225-7000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-----------------------------------------------------------------------
                     Calculation of Registration Fee

Title of                                 Proposed
each class                   Proposed    maximum
of securities   Amount       maximum     aggregate     Amount of
to be           to be        price       offering      registration
registered      registered   per share   price (1)         fee
-------------   ----------   ---------   -----------   -----------
Shares of
Beneficial
Interest        1,000,000     $20.00    $20,000,000     $10,700.00

Total Fee                                               $10,700.00
----------------------------------------------------------------------
(1)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(d).

                                 PROSPECTUS

                            UNITED MORTGAGE TRUST
                          DIVIDEND REINVESTMENT PLAN


Through this prospectus, we are offering to existing holders of our shares of beneficial interest participation in our Dividend Reinvestment Plan ("Plan"). The Plan provides investors with a convenient way to build their investment in our company by investing cash dividends in additional shares.

            IF YOU ARE ALREADY A PARTICIPANT IN THE PLAN,
            YOU DO NOT NEED TO TAKE ANY FURTHER ACTION.
            YOU WILL BE BOUND BY THE REVISED PLAN
            PROVISIONS CONTAINED IN THIS PROSPECTUS.

PLAN HIGHLIGHTS

You may elect to have the cash dividends you receive reinvested in additional shares at a price of $20 per share.

You will not be charged a commission or other fee in connection with purchases under the Plan.

Participation in the Plan is voluntary. You can end your participation in the Plan at any time without any penalty.

You may elect to participate in the Plan by completing the enrollment form at the back of this prospectus and submitting it to us. Participation in the Plan will begin with the next dividend after receipt of your written notice. We may amend or terminate the Plan for any reason at any time upon 30 days' written notice to participants. Your participation in the Plan will also be terminated to the extent that a reinvestment of your dividends in our shares would cause the percentage ownership limitation contained in our Declaration of Trust to be exceeded.

The Plan has a number of restrictions and conditions and an investment in our shares involves certain risks. Therefore, you should read this prospectus and the documents incorporated by reference in this prospectus carefully.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES ISSUED UNDER THE PLAN OR HAVE DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is July ___, 2006.

Forward-Looking Statements

This prospectus contains or incorporates by reference certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a "safe harbor" for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Forward looking statements are likely to address such matters as our business strategy, future operating results, future sources of funding for mortgage loans brokered by us, future economic conditions and litigation against us. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


About United Mortgage Trust

    United Mortgage Trust (which we refer to in this prospectus as "we,", "us", "our" and the "Company") is a Maryland real estate investment trust formed on July 12, 1996. We acquire mortgage investments from several sources, including from affiliates of our Advisor. The amount of mortgage investments to be acquired from such sources depends upon the mortgage investments that are available from them or from other sources at the time we have funds to invest. We believe that all mortgage investments purchased from affiliates of the Advisor are at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning.

     We invest exclusively in: (1) loans of 12 months or less in term, made to investors, for the construction, purchase, renovation, and sale of single-family homes (we refer to those investments as "interim mortgages"); and (2) secured loans under a line of credit to United Development Funding, L.P. and United Development Funding II, L.P., both of which are Nevada limited partnerships and affiliates of our Advisor ( we refer in this prospectus to both entities collectively as "UDF"). UDF (a) originates and acquires loans for the acquisition and development of single-family home lots, (we refer to those loans as "land development loans"), and (b) enters into participation agreements with single-family home residential real estate developers under which UDF receives a portion of the gain, if any, upon the sale of lots to home builders (we refer to those participation agreements as "equity participations"). We purchase both of the types of investments described above (other than the line of credit to UDF) and loan funds to operating companies that originate such investments and pledge them to us as collateral. As a result, references to the loans in our portfolio include both loans purchased by us and loans in which we have a security interest.

     Our shares are not listed for trading on any national securities exchange or over-the-counter market and therefore presently there is no public market for our shares.

About Our Dividend Reinvestment Plan

Administrator

     The Plan is administered by Continental Stock Transfer and Trust Company ("Plan Administrator"). If you have any questions about the Plan, please contact us at: United Mortgage Trust, 1702 N Collins Blvd, Suite 100, Richardson TX 75080, Attn.: Cricket Griffin; telephone: (800) 955-7917 x 120; email: cgriffin@umth.com.

Enrollment

     If you own our shares, you may participate in the Plan by completing and submitting the enrollment form at the back of this prospectus.

IF YOU ARE ALREADY A PARTICIPANT IN THE PLAN, YOU DO NOT NEED TO TAKE ANY FURTHER ACTION.

Reinvestment of Dividends

     You may elect to have all or a stated amount of shares enrolled in the Plan to purchase additional shares.

Purchase Price of Shares

     The purchase price of shares under the Plan is $20 per share. We have based this price on our estimate of their current market value. There is no trading market in our shares that would allow you separately to determine their value.

Brokerage Commissions

     You will not be charged a brokerage commission, service fee or other charge in connection with your purchases.

Limit on Share Ownership

     For us to continue to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned by five or fewer individuals during the last half of the year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding shares, and our resulting failure to qualify as a REIT, we will limit purchases of shares under the Plan.

Fractional Shares

	Your dividends may be reinvested in whole or partial shares (computed to four decimal places) depending upon the amount of each dividend reinvestment.

Termination of Your Participation in the Plan

	You may terminate your participation in the Plan at any time by writing to us. There is no penalty for termination of participation.

Tax Considerations

	You will incur a tax liability on dividends that are reinvested to the same extent as if you received the cash. Please see the more detailed discussion under the answer to Question 13 in this prospectus.

Amendment or Termination of the Plan

	Our Trustees may amend or terminate the Plan at any time upon 30 days' written notice to you.

Resale of Shares

	There is no established public market for our shares, so you may not be able to resell your shares except through our Share Repurchase Plan.
That Plan has a number of limitations and restrictions and is subject to modification or termination at any time.

DESCRIPTION OF THE PLAN

	The United Mortgage Trust Amended and Restated Dividend Reinvestment Plan consists entirely of the questions and answers appearing below. The Amended and Restated Plan ("Plan") was adopted by our Trustees on June 13, 2006.

1.	Q:	What is the purpose of the Plan?

	A:	The Plan is intended to provide our existing shareholders with a simple and efficient way to build their investment in our company by reinvesting their dividends in additional purchases of our shares. In addition, the Plan provides us with additional invested funds that we may use to purchase additional mortgage investments or to use for operating expenses and working capital.

2.	Q:	Who is eligible to participate in the Plan?

	A:	You may participate in the Plan if you qualify as either of the following:

- you are a "record owner," meaning a person who owns shares in his or her name, or
- you are a "beneficial owner," meaning a person who owns shares in a name other than his or her name (for example, in the name of a broker, bank or other nominee).

	Record owners may participate in the Plan directly. If you are not a record owner, you must either become a record owner by having your shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on your request. See Question 4 for a discussion of the Plan's enrollment procedure.

	We may terminate, by written notice, at any time, your participation in the Plan if your participation would or could be in violation of the restrictions contained in our Declaration of Trust. Those restrictions prohibit any person or group of persons from acquiring or holding, directly or indirectly, "Excess Shares," meaning ownership of shares in excess of 9.8% of our outstanding shares. The meanings given to the terms "group" and "beneficial ownership" may cause a person who individually owns less than 9.8% of the shares outstanding to be deemed to be holding shares in excess of that limitation.

	In the event that at any time you obtain Excess Shares, the following procedures will apply. Excess Shares shall be deemed to have been offered for sale to us for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if we had actual knowledge of the transfer, or (ii) if we do not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either (i) or (ii) above. After we give notice of our intention to purchase the Excess Shares, those shares shall have no further rights (beyond the right of the shareholder to receive payment therefore). In the event we determine not to purchase the Excess Shares, those shares shall have no further rights until they are held by a shareholder owning 9.8% or less of our outstanding shares.

3.	Q:	What are the advantages and disadvantages of participation in the Plan?

	A:	ADVANTAGES OF THE PLAN INCLUDE:

Automatic investment of dividends without the payment of any brokerage commissions or service charges.

Choice of full reinvestment or partial reinvestment based on a specified dollar or percentage amount.

The ability to obtain fractional shares, as well as full shares, allowing the entire dividend to be reinvested.

Share dividends are automatically reinvested in additional shares.

Share certificates are held for you or, at your option, sent to you.

Regular statements showing the reinvestment of dividends made in your account.

You may discontinue your participation at any time.

		DISADVANTAGES OF THE PLAN INCLUDE:

No interest paid on dividends held pending investment.

Taxation on dividends that are reinvested even though no cash paid to the participant.

We have the right to suspend or terminate the Plan at any time upon notice to you or if required to comply with legal or regulatory requirements applicable to us.

The same risks associated with the ownership of our shares of beneficial interest will apply to additional shares purchased through the Plan.

4.	Q:	How can I participate in the Plan?

A:	IF YOU ARE ALREADY A PARTICIPANT IN THE PLAN, YOU NEED DO
NOTHING. We will continue to reinvest your dividends in accordance with the instructions you have previously given to us and you will be governed by the plan provisions that are contained in this prospectus.

	If you are not presently a participant and wish to participate, please follow these instructions:

Record Owners

	Please complete the enrollment form at the back of this prospectus and return it to us at:

		United Mortgage Trust
		1702 N Collins Blvd.
		Suite 100
		Richardson TX 75080
		Attn:  Shareholder Relations

	You may also obtain additional enrollment forms at any time by writing to us at the above address or by calling us at: (800) 955-7917 x 160.

Beneficial Owners

	Please instruct your bank, broker or other nominee to make arrangements to participate in the Plan on your behalf. Most such nominees will make such arrangements by contacting the securities depository holding your shares and then the securities depository will provide us with the information necessary to permit participation in the Plan.

	Alternatively, you can transfer shares back into your own name and then follow the procedure above for Record Owners.

5.	Q:	What are my choices for participation in the Plan?

A:	By indicating your preference in the appropriate location on the enrollment form, you may elect to

Enroll all of your shares in the Plan, or

Enroll a specific number of your shares in the Plan.

	In each case, we will reinvest the amount of dividends you have specified together with the dividends on the additional shares you purchase through the Plan, in our shares at a price of $20 per share, until you discontinue your participation in the Plan or until we suspend or terminate the Plan. If you prefer that the dividends on the additional shares you purchase through the Plan be paid to you in cash, please so notify us in writing.

	You may change your investment options at any time by completing a new enrollment form and sending it to us.

	IF YOU DO NOT SPECIFY ON YOUR ENROLLMENT FORM THE AMOUNT OF YOUR DIVIDEND THAT YOU WANT REINVESTED, WE WILL ASSUME THAT YOU WANT US TO REINVEST YOUR ENTIRE DIVIDEND.

6.	Q:	When can I begin my participation in the Plan?

	A:	At any time. We will begin reinvesting your dividends in
the Plan starting with the first dividend after we have received and processed your enrollment form. We will process your enrollment forms immediately however if we receive them after the 15th of the month. Your first scheduled reinvestment will occur at the end of the following month.

7.	Q:	What is the price of the shares purchased through the Plan?

	A:	$20 per share.  There is no established trading market
for our shares. Our Trustees have established the $20 price based on their business judgment regarding the value of the shares with reference to our book value, our operations to date and general market and economic conditions. We may change the selling price at our discretion. The selling price of $20 may not be indicative of the value at which the shares would trade if listed on an organized exchange or the amount a shareholder would received if we liquidated or dissolved.

	If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Plan on the exchange or market at the prevailing market price on the record date for dividend or issue the shares to you directly from our authorized but unissued shares. We cannot assure that the price we pay for the shares will be the lowest possible price available.

8.	Q:	How many shares will I receive for my reinvested dividends?

	A:	We will take the amount of the dividend that you have specified and will divide it by $20 to determine the number of shares that will be registered on your behalf. We will issue partial or "fractional" shares, computed to four decimal places, so that the full amount of the dividend specified will be invested.

	If at any time reinvestment would cause you to acquire Excess Shares, we will suspend your participation in the Plan. See Question 2 above for more information about Excess Shares.

9.	Q:	When will shares be purchased under the Plan?

A:	We will purchase shares for you under the Plan on the record date for the dividend used to purchase the shares. We pay dividends monthly.

10.	Q:	Will I receive share certificates?

A:	No.  We will hold shares purchased for you.  No certificates will be issued to you for shares in the Plan unless you submit a written request to us or until participation in the Plan is terminated. At any time, you may request that we send you a certificate for some or all of the whole shares credited to your account. You should mail such request to us at the address set forth in the answer to Question 4. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. We will not issue certificates for fractional shares.

11.	Q:	Will I have to pay any commissions or other costs?

A:	No.  You will not be charged a brokerage commission, service fee or other charge in connection with your purchases.

12.	Q:	What kind of information will I receive about my purchases
under the Plan?

	A:	Continental Stock Transfer & Trust Company will send a
monthly statement to the shareholder of record. Beneficial owners will receive a copy of that statement sent by our shareholder relations department.

13:	Q:	What are the tax consequences to me from my participation in the Plan?

A:	Dividends we pay to our shareholders are taxable to
shareholders who are not tax-exempt entities as ordinary income to the extent of our current or accumulated earnings and profits. Those dividends will not be eligible for the maximum federal income tax rate of 15% that is generally available for dividends paid by corporations that are not qualified as a REIT. Dividends we pay which we designate as capital gains dividends will be taxed as long-term capital gains to taxable shareholders to the extent that they do not exceed our actual net capital gain for the taxable year. Dividends paid to corporate shareholder will not be eligible for the corporate dividends-received deduction for federal income tax purposes.

	Dividends we pay to shareholders which are not designated as capital gains dividends and which are in excess of our current or accumulated earnings and profits are treated as a return of capital to the shareholders and reduce the tax basis of a shareholder's shares (but not below zero). Any such dividend in excess of the tax basis is taxable to any such shareholder that is not a tax-exempt entity as a gain realized from the sale of the shares.

	The initial tax basis of shares purchased under the Plan will equal the amount treated as a dividend. The holding period of acquired shares generally begins on the day after the dividend payment date and the holding period of whole shares resulting from the purchase of two or more fractional shares on different dividend payment dates normally will be split between the holding periods of the fractional components comprising the whole share.

	The foregoing tax consequences will be applicable to the dividends that are reinvested for you under the Plan even though you will not receive any cash.

       Based on various assumptions and factual representations that we have made regarding our operations, in the opinion of Butzel Long, our counsel, commencing with our taxable year ended December 31, 1997, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code")and, we believe, our method of operating will continue to enable us to meet the requirements for qualification and taxation as a REIT. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through actual operations. Our counsel will not review our operations, and we cannot give any assurance that actual operations will meet these requirements. The opinion of our counsel is based upon existing law, U.S. Department of Treasury regulations, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change either prospectively or retroactively. The opinion of our counsel is not binding on the IRS or any court.

	The above discussion is intended only as a general discussion of the current federal income tax consequences of participating in the Plan. It does not address all potentially relevant federal income tax matters and we have not requested a ruling from the Internal Revenue Service regarding the Plan. Since each shareholder's financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Plan participation.

14.	Q:	Can I terminate my participation in the Plan?

	A:	Yes.  You may terminate your participation in the Plan at any time by sending us a written notice. If we receive your notice after a dividend record date, the termination will become effective after the dividend is paid and we will apply that dividend to your Plan account.

	Following termination of your participation we will send you a certificate or certificates evidencing your ownership of the shares in your Plan account that have not been previously certificated.

15.	Q:	Can the Plan be amended or terminated?

A:	Yes.  Our Trustees (by a majority vote, including a majority of our Independent Trustees) may amend, suspend or terminate the Plan for any reason, by providing 30 days' written notice (or less if required to comply with legal or regulatory requirements applicable to us) to all participants. If the Plan is terminated, we will send certificates for shares not previously delivered to you.

16.	Q:	How will shares purchased under the Plan be voted?

A:	We will vote shares in your Plan account as you direct.  As a shareholder, you receive a proxy card in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in your name, including all shares credited to your Plan account.

	If you do not provide us with instructions on a properly signed and returned proxy card when voting on discretionary items, we will vote all of your shares--those registered in your name, if any, and those credited to your account under the Plan--in accordance with the recommendations of our Trustees. If the proxy card is not returned or is returned unsigned, your shares may be voted only if you or a duly appointed representative votes in person at the meeting.

17.	Q.	How are you offering participation in the Plan?

A. 	We are offering Plan participation directly. We are not
utilizing the services of broker dealers to assist us and will not pay any commissions on reinvestments under the Plan.

18.	Q:	What law governs the Plan?

A:	Maryland state law governs the terms and conditions of the
Plan, the enrollment form, account statements and all other aspects of the Plan.

19.	Q:	What will United Mortgage Trust do with the proceeds it
receives from purchases of shares through the Plan?

A:	We intend to use the net proceeds from the sale of shares under the Plan for general company purposes including the purchase of additional mortgage investments or to fund operating or capital expenses. We do not have any way to estimate the number of shares that will be sold through the Plan.

20.	Q:	What are the responsibilities of United Mortgage Trust under the Plan?

A:	We will not be liable for any act done in good faith, or for any good faith omission to act including without limitation, for any claims of liability:

-- for failure to terminate your Plan account upon your death prior to receipt of written notice of such death; or

-- relating to the time and prices at which shares are purchased or sold for your Plan account.

	Notwithstanding the foregoing, nothing contained in the Plan limits our liability under the federal securities laws.

21.	Q:	What if I have other questions about the Plan?

A:	You should feel free to direct any other questions you have
about the Plan to us at the address or telephone number listed under Question 4.

22.	Q:	Where can I obtain additional information about United Mortgage
Trust?

A:	We file reports, proxy materials and other information with the
Securities and Exchange Commission ("SEC"). You may read and copy these reports and other information at the SEC's Public Reference
Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies by mail from the SEC at prescribed rates from the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

       The SEC also maintains a site on the World Wide Web
(http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

	The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), until the Plan is terminated comprise the incorporated documents:

(a) Our Annual Report on Form 10-K for the year ended December 31,
2005;

(b) Our unaudited Quarterly Financial Statements on Form 10-Q for the quarter ended March 31, 2006.

(c) Our Report on Form 8-K filed November 4, 2003.

(d) the description of shares set forth in our Registration Statement on Form 8A-12G filed with the Commission on March 15, 2001.

	Upon request, we will provide to you, without charge, a copy of any or all of the documents incorporated by reference in this document other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
Please send any requests for copies to: United Mortgage Trust, 1702 N Colling Blvd. Suite 100, Richardson TX 75080, Attn.: Cricket Griffin; (214) 237-9305.

	The SEC has assigned file number 000-32409 to the reports and other information that we file with the SEC.

	All documents subsequently filed by us pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

	Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

	You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

USE OF PROCEEDS

      We cannot determine the number of shares that will ultimately be purchased under the plan, or the prices at which these shares will be purchased. We will use the proceeds from the sale of shares under the plan to continue our purchase of real estate loans and for other general corporate purposes.

PLAN OF DISTRIBUTION

The shares are being offered pursuant to our Amended and Restated Dividend
Reinvestment Plan, which is described in this prospectus.   The Plan
Administrator will purchase the shares being offered directly from us. We generally pay all fees and expenses incurred in connection with the Plan, including annual administrative fees. Participants will not incur any charges in connection with the purchase of shares or for receipt of current year accounting statements.


INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

	Our Declaration of Trust provides that Trustees and officers shall have the fullest limitation on liability permitted under Maryland law. Pursuant to such statutory provisions, Trustees and officers have no liability for breach of the duty of loyalty, unless such breach of duty results in an improper personal benefit or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained apply, the remedies available to us or our shareholders are limited to equitable remedies, such as injunctive relief or rescission, and do not include the right to recover money damages. The Trustees and other officers are liable to us or to our shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

	The financial statements as of December 31, 2005, 2004 and 2003 have been incorporated by reference herein in reliance on the report of Whitley Penn LLP, Independent Registered Public Accounting Firm, given upon the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

	Legal matters in connection with the validity of the shares offered hereby will be passed on for us by Venable, LLP, Baltimore, Maryland. The opinion described under the discussion of the tax consequences of participation in the Plan is being rendered by Butzel Long, Detroit, Michigan.


[UMT LOGO]

Please read carefully. This is not a proxy.

UNITED MORTGAGE TRUST
Enrollment Card for Dividend Reinvestment Plan


1. [  ] FULL DIVIDEND REINVESTMENT
Please apply dividends on all United Mortgage Trust shares held in my account to the purchase of additional United Mortgage Trust shares.

2. [  ] PARTIAL DIVIDEND REINVESTMENT
Please apply dividends on ________shares of United Mortgage Trust registered in my name to the purchase of additional United Mortgage Trust shares.

________________________________          _____________________________
Name of Shareholder of Record             Social Security Number


________________________________          _____________________________
Street Address or PO Box                  Shareholder Signature   Date

________________________________          _____________________________
City        State         Zip             Co-Shareholder Signature Date








PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered is as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

     SEC Registration Fee                                 $ 10,700
     Legal Fees and Expenses                              $  2,500
     Printing and Engraving Expenses                      $  2,500
     Accounting Fees and Expenses                         $  2,000


     TOTAL                                                $ 17,700

Item 15.	Indemnification of Officers and Directors

	The Declaration of Trust provides that, to the fullest extent allowed by Maryland law, we will indemnify the Trustees, the Advisor and their Affiliates and employees of each against losses incurred by them arising in connection with our business; provided that (1) the Trustees, the President, or the Advisor has determined, in good faith, that the course and conduct which caused the loss or liability was in our best interests,
(2) liability or loss was not the result of negligence or misconduct with respect to the affiliated Trustee, the President, the Advisor and its Affiliates or the result of bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties, and (3) the indemnification or agreement to hold harmless is recoverable only out of our assets and not from our shareholders.

	To the extent that the indemnification of the Trustees may apply to the liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In the event that a claim for indemnification by us of expenses incurred or paid by an indemnified party in the successful defense of any action, suit or proceeding is asserted by that person in connection with the offering of the Shares, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification is against public policy as expressed in the Securities Act of 1933. We will then be governed by the final adjudication of such issue. In addition, we shall not indemnify the Trustees, the Advisor and their Affiliates for liabilities arising under a violation of federal and state securities laws associated with the offer and sale of Shares. We may indemnify a Trustee, the Advisor and their Affiliates who are performing services on our behalf for settlements and related expenses incurred in successfully defending such lawsuits, provided, that (1) a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made or (b) approves indemnification of litigation costs if there has been a successful defense, or (2) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall inform the court of the published position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

Item 16.	Exhibits

Number        Description
------        -----------
4	Amended and Restated Dividend Reinvestment Plan as adopted on
        June 13, 2006

5 Opinion of Venable LLP regarding the validity of the shares being offered

8	Opinion of Butzel Long as to certain tax matters

23      Consent of Whitley Penn LLP, Independent Registered Public Accounting
	Firm

23.2    Consent of Venable LLP (contained in Exhibit 5)

23.3	Consent of Butzel Long (contained in Exhibit 8)

24.1 Power of Attorney (included as part of page II-3 of this Post-Effective Amendment to this Registration Statement)

99.1	Form of Enrollment Form (included as part of prospectus)


Item 37.    Undertakings

	The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by section
         10(a)(3) of the Securities Act of 1933;

      ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	Provided however, that:

	A. Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section
	15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

	B. Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section
	15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is relying on Rule 430B:

	A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

	B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of
	a registration statement in reliance on Rule
	430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    ii.	If the registrant is subject to Rule 430C, each
	prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


5.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of July 2006.

                                             UNITED MORTGAGE TRUST



                                          By:/s/ Christine A. Griffin
                                             ------------------------
                                             Christine A. Griffin,
                                             President


POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Christine A. Griffin as his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting along, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully for all intents and purpose as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature                         Capacity                     Date

/s/ Christine A. Griffin      Trustee, Chairman of the        07-28-2006
------------------------      Board and President
Christine A. Griffin          (Principal Executive and
                               Operating Officer)

/s/ Douglas R. Evans          Trustee                         07-28-2006
------------------------
Douglas R. Evans                                              07-28-2006

/s/ Michelle Cadwell          Trustee                         07-28-2006
------------------------
Michelle Cadwell

Exhibit 5	Opinion of Venable LLP regarding the legality of the
securities being registered.


[VENABLE LLP LETTERHEAD]



July 27, 2006


United Mortgage Trust
1702 N Collins Blvd.
Suite 100
Richardson TX 75080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

       	We have served as Maryland counsel to United Mortgage Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,000,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Company (the "Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are issuable pursuant to the Company's Amended and Restated Dividend Reinvestment Plan (the "Plan").
       	In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the "Documents"):
       	1.	The Registration Statement and the related form of
prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;
       	2.	The Second Amended and Restated Agreement and Declaration
of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");
       	3.	The Bylaws of the Company, certified as of the date
hereof by an officer of the Company;
       	4.	A certificate of the SDAT as to the good standing of the
Company, dated as of a recent date;
       	5.	Resolutions adopted by the Board of Trustees of the
Company relating to the approval of the Plan and the issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;
       	6.	The Plan;
       	7.	A certificate executed by an officer of the Company,
dated as of the date hereof; and
       	8.	Such other documents and matters as we have deemed
necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
       	In expressing the opinion set forth below, we have assumed the following:
       	1.	Each individual executing any of the Documents, whether
on behalf of such individual or another person, is legally competent to do
so.
       	2.	Each individual executing any of the Documents on behalf
of a party (other than the Company) is duly authorized to do so.
       	3.	Each of the parties (other than the Company) executing
any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
       	4.	All Documents submitted to us as originals are authentic.
The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
       	5.	The Shares will not be issued or transferred in violation
of any restriction or limitation on transfer and ownership of shares of beneficial interest of the Company contained in Article XII of the Declaration of Trust.
       	Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
       	1.	The Company is a real estate investment trust duly formed
and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
       	2.	The issuance of the Shares has been duly authorized and,
when and if issued and delivered against payment therefore in accordance with the Resolutions, the Plan and the Registration Statement, the Shares will be (assuming that, upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust) validly issued, fully paid and nonassessable.
       	The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
       	The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
       	This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

						Very truly yours,



						/s/ Venable LLP





Exhibit 8	Opinion of Butzel Long as to certain tax matters

[BUTZEL LONG LETTERHEAD]


July 27, 2006



United Mortgage Trust
1702 N Collins Blvd.
Suite 100
Richardson TX 75080

	Re:	Certain Federal Income Tax Matters

Ladies and Gentlemen:

	We have acted as tax counsel to United Mortgage Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of up to 1,000,000 shares of beneficial interest of the Company pursuant to the Registration Statement on Form S-3 and the prospectus ("Prospectus") of even date herewith contained therein filed with the Securities and Exchange Commission (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") in connection with a Dividend Reinvestment Plan (the "Plan"). Unless otherwise defined, all capitalized terms have the same meaning as defined in the Registration Statement.

	You have requested our opinion as to (i) the qualification of the Company as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1997 and thereafter; and (ii) the accuracy of the discussion contained in the Registration Statement of the tax consequences of participation in the Plan as described in the question and answer to Question 13 of the Plan provisions.

	We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus contained therein, the Second Amended and Restated Declaration of Trust, and such other corporate records of the Company, including resolutions of the Company's Board of Directors, and documents as we have deemed necessary or appropriate to express the opinions set forth below. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to all originals of all documents submitted to us as copies, and the authenticity of any such copies. As to questions of fact material to such opinions, we have relied upon statements and representations of officers and representatives of the Company.

	We have examined such documents as we have deemed relevant or necessary, including, without limitation, the certificate executed by a duly authorized officer of the Company (the "Officer's Certificate"). We have assumed that, to the extent not addressed herein, during its taxable year ended December 31, 1997 and for each subsequent taxable year, the Company has operated, and will operate, in such a manner that has made, or will make, the representations in the Officer's Certificate true for such years. We have also relied upon the correctness of the representations contained in the Officer's Certificate and certain other documents that we have deemed relevant or necessary in this regard. We have made no independent investigation of the facts contained in the documents and assumptions set forth herein or the representations set forth in the Officer's Certificate. However, no facts have come to our attention that would cause us to question the accuracy and completeness of such facts or documents in any material respect.

	Based on such assumptions and representations, it is our opinion that

1.	Commencing from and after the Company's taxable year ended December
31, 1997, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code. The proposed method of operation of the Company and each of its subsidiaries as described in the Prospectus should enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.	We have reviewed the section of the Prospectus entitled "13.  What are the tax consequences from my participation in the Plan?" (hereinafter "Tax Considerations") and in our opinion such section identifies and fairly summaries the federal income tax considerations that are likely to be material to a shareholder and to the extent that such summaries involve matters of law, we are of the opinion that such statements of law are correct under the Code.

	The Tax Considerations section of the Prospectus is not exhaustive of all possible tax considerations. Such section of the Prospectus does not give a detailed discussion of any state, local or foreign tax considerations. Nor does the Tax Considerations section of the Prospectus discuss all of the aspects of federal income taxation that may be relevant to the prospective shareholder in light of such shareholder's particular circumstances or to certain types of shareholders (including, but not limited, insurance companies, certain tax-exempt entities, financial institutions, broker/dealers, foreign corporations and persons who are not citizens or residents of the United States) some of whom could be subject to special treatment under federal income tax laws.

	The Company's continued qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. We will not review these operating results and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Internal Revenue Service ("Service").
There can be no assurance that the courts or the Service will agree with our opinion and our opinion is not binding on the Service or any court. Nevertheless, if presented with the facts and premises as set forth in this opinion and applying current law, we believe that a court would agree with the conclusion set forth above. Furthermore, any change in applicable law or in the terms of any document we have reviewed may affect the continuing validity of this opinion. In this regard, no assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. According, we are unable to opine whether the Company, in fact, will continue to operate in a manner that will enable it to qualify as a REIT under the Code.

	This opinion is based on the provisions of the Code and related regulations and administrative and judicial interpretations of the Code and regulations. The provisions of the Code, its related regulations, and administrative and judicial interpretations are subject to change either prospectively or retroactively. This opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered or may be inferred with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.
       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus that is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.


Very truly yours,



/s/ Butzel Long



Exhibit 23.2 Consent of Independent Registered Public Accounting Firm

     We hereby consent to the use in this Registration Statement on Form S-
3 of our report dated February 23, 2006, relative to the consolidated financial statements, which are incorporated by reference in such Registration Statement. We also consent to the reference of our firm under the heading "experts" in the Prospectus.

/s/ Whitley Penn LLP
----------------
Dallas, Texas
July 28, 2006